Exhibit 99.1

AppLovin Announces First Quarter 2023 Financial Results

PALO ALTO – May 10, 2023 – AppLovin Corporation (NASDAQ: APP) (“AppLovin”), a leading marketing platform, today announced financial results for the quarter ended March 31, 2023 and posted a Shareholder Letter at www.investors.applovin.com.

Webcast and Conference Calls
AppLovin will host a webinar today at 2:00 PM PT / 5:00 PM ET, during which management will discuss first quarter 2023 results and provide commentary on business performance. A question-and-answer session will follow the prepared remarks.

The webinar may be accessed on the Company’s investor relations website or via the following dial-in number: 1-669-900-6833 and using webinar ID: 963 2080 7434. A replay of the webinar will also be available under the Events & Presentations section of our Investor Relations website.

About AppLovin

AppLovin accelerates business growth with market leading technologies. AppLovin’s end-to-end software solutions support profitable growth by optimizing monetization and by using powerful machine learning to make data-driven marketing decisions. AppLovin partners with businesses to deliver personalized experiences at a massive global scale. AppLovin is headquartered in Palo Alto, California with several offices globally.

Contacts

Investors	Press
David Hsiao	Kim Hughes
ir@applovin.com	press@applovin.com

Source: AppLovin Corp.